As filed with the Securities and Exchange Commission on February 28, 1997
                                             Registration Statement No. 33-___

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549-1004

                                   Form S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                              AMBASE CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
        (State or Other Jurisdiction of Incorporation or Organization)

                                 95-2962743
                     (IRS Employee Identification No.)

 Greenwich Office Park, Building 2, 51 Weaver Street, Greenwich, CT 06831-5155
         (Address of Principal Executive Offices, Including Zip Code)

                  1993 STOCK INCENTIVE PLAN FOR OFFICERS AND
                        EMPLOYEES OF AMBASE CORPORATION

                                      and

                   1985 STOCK OPTION PLAN FOR KEY EMPLOYEES
                  OF AMBASE CORPORATION AND ITS SUBSIDIARIES
                           (Full Title of the Plans)

                               Agent for Service
                      Michael T. Carenzo, Esq., Secretary
                              AmBase Corporation
 Greenwich Office Park, Building 2, 51 Weaver Street, Greenwich, CT 06831-5155
                                (203) 532-2000
(Name, Address and Telephone Number, Including Area Code, for Agent For Service)


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                                 Proposed         Proposed
Title of                         Maximum          Maximum
Securities        Amount         Offering         Aggregate       Amount of
to be             to be          Price            Offering        Registration
Registered        Registered     Per Share 1      Price 1,2       Fee 1,2
------------------------------------------------------------------------------
Common Stock,
par value of $0.01
per share,
of AmBase         6,987,500        $2.74       $13,922,942.50      $4,219.07
Corporation
------------------------------------------------------------------------------


1 Estimated solely for the purpose of calculating the registration fee with respect to 4,895,000 shares of Common Stock, par value of $0.01, to be registered in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated based on the average of the bid and asked price for AmBase Corporation's Common Stock on February 26, 1997 and accordingly the Proposed Maximum Aggregate Offering Price and Registration Fee for such shares is $13,412,300 and $4,064.33, respectively.

2 With respect to 2,092,500 of the shares of Common Stock, par value of $0.01, to be registered, the price at which the particular options may be exercised is known and, accordingly, pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Aggregate Offering Price and Registration Fee for such shares, $510,642.50 and $154.74, respectively, have been computed upon the basis of such exercise prices.



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




                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by AmBase Corporation with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are incorporated herein by reference:

(a) AmBase Corporation's Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Exchange Act for the year ended December 31, 1996.

(b) The description of AmBase Corporation's common stock, $0.01 par value (the "Common Stock") contained in the Registration Statement on Form 8-A (File No. 1-7265) filed with the Commission on August 21, 1985 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by AmBase Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in such Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by AmBase Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of AmBase Corporation's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.




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



ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article V of AmBase Corporation's By-laws provides that AmBase Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any director, advisory director or officer of AmBase Corporation who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any derivative action) (a "Proceeding") against all expenses (including attorneys'
fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such persons, provided, however, that unless a determination is made otherwise pursuant to the procedures set forth in the By-laws, such indemnification shall not apply to such persons with respect to a Proceeding that was commenced by such persons prior to a change in control (as defined in such By-laws). Expenses may be advanced by AmBase Corporation prior to final disposition of a Proceeding following receipt of a statement requesting such advance and, if required by law at the time of such advance, accompanied by an undertaking to repay advanced amounts if it is determined thereafter that such person was not entitled to be indemnified against such expense.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

     Eleventh Article of the Restated Certificate of Incorporation of AmBase Corporation provides that to the fullest extent that the General Corporation Law of the State of Delaware as it now exists or as may hereafter be amended permits the limitation or elimination of the liability of directors, no director of AmBase Corporation shall be liable to AmBase Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     AmBase Corporation maintains directors' and officers' insurance policies which insures directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances. The premiums for such insurance are paid by AmBase Corporation.




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



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.


Exhibit
Number                             Description

4.1 Restated Certificate of Incorporation of AmBase Corporation as amended through February 12, 1991 (incorporated by reference to Exhibit 3A to AmBase Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1990)

4.4 By-laws of AmBase Corporation (as amended through March 15, 1996) (incorporated by reference to Exhibit 3B to AmBase Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)

5 Opinion of Pepe & Hazard LLP as to legality of securities being registered

23.1   Consent of Price Waterhouse LLP

23.2   Consent of Pepe & Hazard LLP (included in its opinion filed as Exhibit 5)

99.1 1985 Stock Option Plan for Key Employees of AmBase Corporation and its Subsidiaries

99.2  1993 Stock Incentive Plan for Officers and Employees of AmBase Corporation

ITEM 9. UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission defined in Section 3 above by AmBase Corporation pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To   remove  from   registration   by   means  of  a   post-effective
           amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.



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



                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, County of Fairfield, Connecticut on this 28th day of February, 1997.

                                AMBASE CORPORATION


                                      By  /s/ MICHAEL T. CARENZO
                                      ----------------------------
                                      Michael T. Carenzo
                                      Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, this 28th day of February, 1997 in the Town of Greenwich, County of Fairfield, Connecticut.


SIGNATURE                   TITLE                            DATE

/s/ RICHARD A. BIANCO       Chairman of the Board,           February 28, 1997
------------------------    President and
Richard A. Bianco           Chief Executive Officer
                            (Principal Executive Officer)

/s/ JOHN P. FERRARA         Vice President,                  February 28, 1997
------------------------    Chief Financial Officer,
John P. Ferrara             Treasurer and Controller
                            (Principal Financial Officer,
                            Principal Accounting Officer)

/s/ JOHN B. COSTELLO        Director                         February 28, 1997
------------------------
John B. Costello

/s/ ROBERT E. LONG          Director                         February 28, 1997
------------------------
Robert E. Long

                                 EXHIBIT INDEX


EXHIBIT   DESCRIPTION                      SUBMISSION MEDIA
NUMBER

4.1       Restated Certificate of          Incorporated  by  reference  to
          Incorporation of AmBase          Exhibit 3A to AmBase Corporation's
          Corporation, as amended          Annual Report on Form 10-K for the
          through February 12, 1991        fiscal year ended December 31, 1990

4.4       By-laws of AmBase Corporation    Incorporated by reference to Exhibit
          (as amended through March 15,    3B to AmBase  Corporation's  Annual
          1996)                            Report on Form 10-K for the fiscal
                                           year ended December 31, 1995

5         Opinion of Pepe & Hazard LLP     Electronic
          as to legality of securities
          being registered

23.1      Consent of Price Waterhouse LLP  Electronic

23.2      Consent of Pepe & Hazard LLP     Included in Exhibit 5
          (included in its opinion filed
          as Exhibit 5)

99.1      1985 Stock Option Plan for Key   Incorporated by reference to Exhibit
          Employees of AmBase Corporation  10A to AmBase Corporation's Annual
          and Subsidiaries                 Report on Form 10-K for the fiscal
                                           year ended December 31, 1989.

99.2      1993 Stock Incentive Plan for    Electronic
          Officers and Employees of
          AmBase Corporation



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